Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES SECOND QUARTER RESULTS SHOWING SEQUENTIAL GROWTH IN REVENUE AND PROFITABILITY
Kent, WA — December 3, 2009 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2010 second quarter ended October 31, 2009.
For the quarter, Flow reported consolidated revenues of $42.0 million, an increase of 11% compared to $37.8 million in the first quarter of fiscal year 2010. Revenue in the year-ago quarter was $60.6 million. The Company reported net income of $0.7 million or $0.02 per basic and diluted share, compared to net income of $0.4 million or $0.01 per basic and diluted share a year ago. Net income for the quarter just ended includes a $0.6 million gain recognized on the sale of Flow’s building in Taiwan as part of the Company’s consolidation of its manufacturing facilities. Excluding that gain and related tax effects, net income for the quarter would have been $0.2 million or $0.01 per basic and diluted share.
“Sales from all sectors of our business, Standard systems, Advanced systems and consumable parts, all grew at double digit rates compared to the first quarter, the first time we have had a quarterly sequential increase in revenues since one year ago,” said Charley Brown, President and CEO of Flow. “We are encouraged by the signs of sequential growth coming from many parts of our business. Through the combination of revenue growth and cost reductions implemented over the past year, we were able to improve our operating results. We continue to believe that the changes we have made position us to exit the recession in an even stronger position than when it began.”
Operations Review
For the fiscal 2010 second quarter:

•	Standard Segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $31.4 million, an increase of 11% from the first quarter of fiscal year 2010 and a decrease of 44% from the prior-year quarter. Operating income from the Standard Segment was $1.6 million for the quarter, which includes the $0.6 million gain recognized on the sale of the building in Taiwan. Excluding that gain, operating income totaled $1.0 million, compared to operating income of $9.0 million in the prior-year quarter, excluding restructuring charges.

•	Advanced Segment sales, which include sales of complex aerospace and automation systems requiring specific custom configuration and advanced features as well as parts and services for those installed systems, were $10.6 million for the quarter, an increase of 13% from the first quarter of fiscal 2010 and an increase of 136% from the prior-year quarter. Operating income in the Advanced Segment was $2.0 million in the quarter, compared to an operating loss of $1.5 million in the prior-year quarter.

•	Total overall operating expenses for the quarter were $16.3 million, which includes the $0.6 million gain recognized on the sale of the Taiwan building. Excluding that gain, operating expenses were $16.9 million, 22% below the prior year level of $21.8 million (after excluding $0.4 million in restructuring charges in that prior period).
Conference Call
Flow plans to hold a conference call to discuss these results today: Thursday, December 3rd at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call may be heard by dialing 888-686-9704 or 913-312-1462. A 48-hour replay will be available following the call by dialing 888-203-1112 or 719-457-0820; the replay passcode is 8564621. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding sequential growth in revenue and the anticipated strength of the Company as it exits the recession. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended October 31,			Six months ended October 31,
	2009	2008	% Change	2009	2008	% Change
Sales	$42,037	$60,578	-31%	$79,789	$117,643	-32%

Cost of Sales	25,405	34,939	-27%	49,181	65,873	-25%

Gross Margin	16,632	25,639	-35%	30,608	51,770	-41%

Operating Expenses:
Sales and Marketing	8,975	11,902	-25%	16,891	21,999	-23%
Research and Engineering	1,850	2,278	-19%	3,547	4,528	-22%
General and Administrative	6,071	7,578	-20%	13,193	16,169	-18%
Restructuring and Other Operating Charges	(601)	444	-235%	4,222	1,880	125%

Operating Expenses	16,295	22,202	-27%	37,853	44,576	-15%

Operating Income (Loss)	337	3,437	-90%	(7,245)	7,194	-201%

Interest Income (Expense), net	(421)	(37)	NM	(1,345)	12	NM
Other Income, net	(150)	(842)	-82%	352	(449)	-178%

Income (Loss) before taxes	(234)	2,558	-109%	(8,238)	6,757	-222%
Income Tax Benefit (Provision)	923	(2,162)	-143%	1,529	(4,831)	-132%

Income (Loss) from Continuing Operations	689	396	74%	(6,709)	1,926	-448%

Discontinued Operations, net of tax	8	16	-48%	(1,140)	89	-1380%

Net Income (Loss)	$697	$412	69%	$(7,849)	$2,015	-490%

Per share amounts:
Basic Income (Loss) from Continuing Operations	$0.02	$0.01	53%	$(0.17)	$0.05	-425%
Basic Net Income (Loss)	$0.02	$0.01	49%	$(0.19)	$0.05	-463%

Diluted Income (Loss) from Continuing Operations	$0.02	$0.01	52%	$(0.17)	$0.05	-425%
Diluted Net Income (Loss)	$0.02	$0.01	47%	$(0.19)	$0.05	-463%

Weighted Average Shares Outstanding (000):
Basic	42,841	37,595		40,295	37,593
Diluted	43,159	37,595		40,295	37,596

NM = not meaningful

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)
US Dollars in thousands

	October 31,	April 30,
	2009	2009	% Change
ASSETS:
Current Assets:
Cash	$5,040	$10,117	-50%
Receivables, net	38,994	32,103	21%
Inventories	19,772	21,480	-8%
Other Current Assets	9,553	31,543	-70%

Total Current Assets	73,359	95,243
Property and Equipment, net	22,175	22,983	-4%
Other Long-Term Assets	35,022	26,734	31%

	$130,556	$144,960

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$200	$15,226	-99%
Current Portion of Long-Term Obligations	69	1,367	-95%
Accounts Payable and Other Accrued Liabilities	21,025	17,897	17%
Other Current Liabilities	19,275	17,830	8%
Reserve for Patent Litigation	—	15,000	NM

Total Current Liabilities	40,569	67,320
Other Long-Term Liabilities	8,030	8,929	-10%
Subordinated Notes	7,602	6,000	27%

Total Other Long-Term Liabilities	56,201	82,249

Common Stock—$.01 par value, 84,000,000 shares authorized, 46,878,580 and 37,704,684 shares issued and outstanding	465	372	25%
Capital in Excess of Par	158,826	140,634	13%
Accumulated Deficit	(79,252)	(71,403)	11%
Accumulated Other Comprehensive Loss	(5,684)	(6,892)	-18%

Shareholders’ Equity	74,355	62,711	19%

	$130,556	$144,960

Flow International Corporation
Supplemental Data
(Unaudited)

US Dollars in thousands
	Three months ended October 31,			Six months ended October 31,
	2009	2008	%Change	2009	2008	%Change
Sales Breakdown:
Systems	$27,365	$43,172	-37%	$51,769	$82,258	-37%
Consumable Parts	14,672	17,406	-16%	28,020	35,385	-21%

Total	$42,037	$60,578	-31%	$79,789	$117,643	-32%

Segment Revenue Breakdown:
Standard	$31,413	$56,069	-44%	$59,780	$108,821	-45%
Advanced	10,624	4,509	136%	20,009	8,822	127%

	$42,037	$60,578	-31%	$79,789	$117,643	-32%

Segment Operating Income (Loss) Breakdown:
Standard	$1,590	$8,804	-82%	$(1,215)	$19,239	-106%
Advanced	2,026	(1,503)	235%	3,796	(3,970)	196%
All Other*	(3,279)	(3,864)	15%	(9,826)	(8,075)	-22%

	$337	$3,437	-90%	$(7,245)	$7,194	-201%

*	Includes corporate overhead expenses as well as general and administrative expenses of inactive subsidiaries that do not constitute segments.

Depreciation and Amortization Expense	$1,361	$1,047	30%	$2,593	$2,097	24%

Capital Spending	$3,485	$3,642	-4%	$7,957	$4,942	61%

Flow International Corporation
Reconciliation of GAAP to Proforma
(Unaudited)

US Dollars in thousands, except per share data
	Three months ended October 31,		Six months ended October 31,
	2009	2008	2009	2008
GAAP Income (Loss) from Continuing Operations	$689	$396	$(6,709)	$1,926

Adjustments:

OMAX Termination Charge	—	—	3,219	—
Restructuring and Other Operating Charges	(601)	444	1,003	1,880
Write-off of Deferred Debt Issuance Costs	—	—	253	—
Inventory Write-Off	—	—	—	108
Tax Effect of Adjustments	138	—	(1,692)	—

Proforma Income (Loss) from Continuing Operations	$226	$840	$(3,926)	$3,914

GAAP Net Income (Loss)	$697	$412	$(7,849)	$2,015

Adjustments:

OMAX Termination Charge	—	—	3,219	—
Restructuring and Other Operating Charges	(601)	444	1,003	1,880
Write-off of Deferred Debt Issuance Costs	—	—	253	—
Inventory Write-Off	—	—	—	108
Discontinued Operations	(8)	(16)	1,140	(89)
Tax Effect of Adjustments	138	—	(1,692)	—

Proforma Net Income (Loss)	$226	$840	$(3,926)	$3,914

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share
Income (Loss) from Continuing Operations	$0.02	$0.01	$(0.17)	$0.05
Net Income (Loss)	$0.02	$0.01	$(0.19)	$0.05

Proforma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$0.01	$0.02	$(0.10)	$0.10
Net Income (Loss)	$0.01	$0.02	$(0.10)	$0.10